CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-149558) pertaining to the Joy Global Inc. 2007 Stock Incentive Plan, and

2.	Registration Statement (Form S-8 No. 333-121570) pertaining to the Joy Global Inc. 2003 Stock Incentive Plan, and

3.	Registration Statement (Form S-8 No. 333-71024) pertaining to the Joy Global Inc. 2001 Stock Incentive Plan, and

4.	Registration Statement (Form S-4 No. 333-139611) pertaining to Joy Global Inc.’s Exchange Offer for $250,000,000 6.000% Senior Notes due 2016 and $150,000,000 6.625% Senior Notes due 2036;

of our reports dated December 22, 2009, with respect to the consolidated financial statements and schedule of Joy Global Inc. and the effectiveness of internal control over financial reporting of Joy Global Inc., included in this Annual Report (Form 10-K) of Joy Global Inc. for the year ended October 30, 2009.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
December 22, 2009